Exhibit 99.1

AMERICAN ENERGY FIELDS RAISES OVER $18 MILLION IN PRIVATE PLACEMENT

PHOENIX, AZ – March 7, 2011 – American Energy Fields, Inc. (OTCBB: AEFI – News) (the “Company”) announced the completion of a private placement offering (the “Offering”) of approximately 36 million units (the “Units”), at a price of $.50 per Unit.  Together with sales of Units in December, January and February, the Company has completed an offering realizing total gross proceeds of approximately $18 million.

Commenting on the completion of the Offering, Joshua Bleak, President and CEO of American Energy Fields, said, “We are pleased to complete this Offering, which will strengthen our Company by providing it with capital to implement our business plan in line with both our geographic focus in America’s mineral-rich southwest mountain regions, and our commitment to pursuing near-term, low-cost production of uranium. In addition to this capital raise, we have gained worldwide investors that distinguish us from our competitors in this sector.”

The net proceeds of the Offering will be used for acquisitions of properties fitting our Company profile, feasability studies, advancement in our exploration and development projects, including the Coso property in Inyo County, California, the Blythe project in the southern McCoy Mountains in Riverside County, California, and Artillery Peak in Mohave County, Arizona. In addition, the Company recently announced agreements to acquire the Arizona Breccia Pipes Project in Coconino and Mohave counties, Arizona, seven Colorado and Utah projects owned by American Nuclear Resources, LLC, and certain databases of North Dakota uranium assets from Prospect Uranium.  Closing on these projects is subject to contingencies, including completion of due diligence and definitive documentation.

European American Equities, Inc., a wholly owned subsidiary of TerraNova Capital Partners Inc., acted as Placement Agent for the Offering, which was completed through an international syndicate of Broker-Dealers based in the United States, Canada, Europe, and Asia. The group included Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE AMEX: LTS) and firms affiliated with Global Alliance Partners (“GAP”), an international network of financial service firms.

Each Unit consists of one share of the Company’s common stock (the “Common Stock”) and one five-year warrant to purchase one additional share of Common Stock at an exercise price of $0.50 per share (the “Warrants”). The Company is required to file a resale registration statement with the SEC covering all shares of the Common Stock sold in the Offering and underlying any Warrants within 60 days.

About American Energy Fields

American Energy Fields is a publicly traded exploration and development company pursuing a goal of becoming the next U.S. uranium producer. The Company is dedicated to acquiring, developing, and producing uranium with a strategic focus on the mineral-rich southwestern United States. Drawing on management’s experience in natural resource sectors and one of the nation’s most prolific mining databases for energy related projects, the Company believes it is on a fast-track to developing energy resources vital to America’s needs.

For further information please contact:
Corporate Office 3266 W Galveston Dr. Suite #101 Apache Junction, Arizona 85120 480-288-6530 www.americanenergyfields.com
Investor Relations info@americanenergyfields.com

Safe Harbor Statement  Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws.  These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.  Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labour disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage.  Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended.  There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements.  Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.